UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 25, 2014

Warren Resources, Inc.

(Exact Name of Registrant
as Specified in Charter)

Maryland	0-33275	11-3024080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Warren Resources, Inc. (the “Company”) had previously entered into an executive employment agreement with Philip A. Epstein, Chief Executive Officer, on December 3, 2012 (the “Original Agreement”).  On March 25, 2014, the Company and Mr. Epstein entered into an amendment to the Original Agreement (the “Amendment”), which (i) accelerates the vesting of certain equity awards in the event of a change of control or termination of employment without cause or for good reason and (ii) extends the exercise period for certain stock options to 90 days following such termination and one year following a change of control.

The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which will be filed with our next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 26, 2014

WARREN RESOURCES, INC.
(Registrant)

	By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President,
General Counsel & Secretary